EXHIBIT 3.2

DECLARATION OF TRUST

dated as of March 10, 2014

DEUTSCHE BANK TRUST COMPANY DELAWARE

As ABLT Owner Trustee

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	Form of Certificate of Trust

Exhibit B	Form of Residual Certificate

Exhibit C	Form of Residual Servicing Agreement

Exhibit I	Definitions

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DECLARATION OF TRUST, dated as of March 10, 2014, by DEUTSCHE BANK TRUST COMPANY DELAWARE, a Delaware banking corporation, acting hereunder not in its individual capacity but solely as owner trustee (the “ABLT Owner Trustee”), and acknowledged, accepted and agreed to by ALLY CENTRAL ORIGINATING LEASE LLC, a Delaware limited liability company, as a certificateholder and the initial beneficiary with respect to the Trust referred to below and as an obligor with respect to certain terms hereof (together with any successor in interest, “ACOL LLC,” or in its capacity as certificateholder, the “Residual Certificateholder”).

WHEREAS, ACOL LLC and the ABLT Owner Trustee previously formed the Trust by entering into that certain trust agreement dated December 20, 2013 (the “Original Trust Agreement”) and by causing to be filed a Certificate of Trust with the Secretary of State of the State of Delaware on December 20, 2013;

WHEREAS, ACOL LLC and the ABLT Owner Trustee desire hereby to amend and restate the Original Trust Agreement in its entirety;

WHEREAS, in connection with the creation of Series Portfolios and the issuance of Series Certificates in accordance with the Series Supplements to be entered into between the parties hereto from time to time hereunder, the parties hereto have agreed to enter into this Declaration of Trust on the terms set forth below;

NOW, THEREFORE, the ABLT Owner Trustee hereby agrees to hold all assets and funds in trust transferred to it hereunder as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. All references herein to “the Declaration” or “this Declaration” are to this Declaration of Trust, and all references herein to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits of this Declaration, unless otherwise specified. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in Part I of Exhibit I hereto and the rules of construction set forth in Part II of Exhibit I hereto shall be applicable to this Declaration of Trust.

ARTICLE II

ORGANIZATION

SECTION 2.1 Name. The Trust established hereby shall be known as “Ally Bank Lease Trust,” in which name or in the name of “ABLT” or “A.B.L. Trust,” the ABLT Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 2.2 Office. The office of the Trust shall be in care of the ABLT Owner Trustee at its Corporate Trust Office or at such other address in Delaware as the ABLT Owner Trustee may designate by written notice to the Residual Certificateholder.

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SECTION 2.3 Purposes and Powers. The purpose of the Trust is to engage, and the Trust shall have the power and authority to engage, in the following activities:

(a) to acquire, accept contributions of, manage, administer and hold the ABLT Lease Assets;

(b) to issue and sell from time to time the Residual Certificates pursuant to this Declaration and the Series Certificates pursuant to this Declaration and the Series Supplements, and to sell, transfer, exchange or redeem the Certificates as permitted hereunder and under the Series Supplements;

(c) to issue and sell from time to time evidences of indebtedness, in each case the proceeds of which shall be used to purchase ABLT Lease Assets or to repay maturing indebtedness, to sell, transfer, exchange or redeem ABLT Secured Notes or other evidences of indebtedness and to make any other payments contemplated by any other Basic Document or any Series Basic Document;

(d) to make distributions of cash and other property to the Certificateholders and to pay the organizational, start-up and transactional expenses of the Trust;

(e) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate including any Series Portfolio in accordance with this Declaration and any applicable Series Supplement;

(f) to enter into and perform its obligations under the Assignment and Assumption Agreement, the Basic Documents and any Series Basic Documents to which it is a party;

(g) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(h) subject to compliance with the Basic Documents and any applicable Series Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the payment of outstanding indebtedness.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the Basic Documents, any applicable Series Basic Documents or as required by applicable law.

SECTION 2.4 Appointment of ABLT Owner Trustee. The Residual Certificateholder hereby confirms, effective as of the date hereof, the appointment of the ABLT Owner Trustee, as trustee of the Trust under this Declaration, to have all the rights, powers and duties set forth herein.

SECTION 2.5 Declaration of Trust. The ABLT Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the

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Basic Documents and the applicable Series Basic Documents. It is the intention of the parties hereto that the Trust shall constitute a statutory trust under the Statutory Trust Statute, that this Declaration and any agreement entered into among the Certificateholders, with respect to the internal affairs of the Trust, shall constitute the governing instrument of such statutory trust. The rights of the Certificateholders shall be determined herein and in any relevant Series Supplement, in any agreement entered into among the Certificateholders and in the Statutory Trust Statute, and the relationship between the parties hereto created by this Declaration shall not constitute indebtedness for any purpose. It is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes, Michigan business tax and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated (i) when the Certificates are legally or beneficially owned by two or more Persons, as a partnership and (ii) when the Certificates are legally or beneficially owned by one Person, as a disregarded entity for purposes of Treasury Regulation 301.7701-3, and in each case, that the provisions of this Declaration shall be construed in accordance with such intent. The ABLT Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

SECTION 2.6 Liability of Certificateholders. (a) No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

(b) To the extent provided for in any Servicing Agreement relating to the Trust Assets allocated to any Series Portfolio, any Trust Assets allocated to such Series Portfolio shall be released to or at the direction of the related Series Certificateholder immediately following the termination of the related ABLT Indenture and full and indefeasible payment of the related Series of ABLT Secured Notes.

SECTION 2.7 Title to Trust Property. (a) Legal title to the Owner Trust Estate, other than the Vehicles, shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the ABLT Owner Trustee, a co-trustee or a separate trustee, as the case may be.

(b) Legal title to all Vehicles that are a part of the Owner Trust Estate shall be vested in VAULT or the VAULT Trustee as set forth in the VAULT Trust Agreement. The Trust shall be the Applicable Trust Beneficiary (as defined in the VAULT Trust Agreement) with respect to any Vehicles for which title is held by VAULT or the VAULT Trustee as nominee for the benefit of the Trust.

SECTION 2.8 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the ABLT Owner Trustee on behalf of the Trust shall be located in the State of Delaware, New York or New Jersey. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the ABLT Owner Trustee (in its individual capacity but not as ABLT Owner Trustee) from having employees within or without the State of Delaware or any other state. Payments shall be received by the Trust only in Delaware, New York or New Jersey, and payments shall be made by the Trust only from Delaware or New York. The only office of the Trust shall be the Corporate Trust Office of the ABLT Owner Trustee in Delaware.

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ARTICLE III

BENEFICIAL INTERESTS IN TRUST

SECTION 3.1 The Residual Interest. (a) The Residual Certificateholder shall hold an exclusive, divided equity beneficial interest (the “Residual Interest”) in all assets of the Trust, other than those identified Trust Assets that are from time to time allocated by the Trust, upon the written direction of the Residual Certificateholder and otherwise in accordance with Section 3.2 hereof, into one or more Series Portfolios (the “Residual Trust Assets”). Except as otherwise provided for herein, all collections and amounts received with respect to the Residual Interest shall be distributed or retained by the ABLT Owner Trustee, as directed in writing from time to time by the Residual Certificateholder. Any assignee or pledgee of a Residual Interest or Residual Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest: (i) execute and deliver to the Trust a no petition covenant substantially similar to that set forth in Section 8.8, and (ii) execute and deliver to the Trust an agreement, among itself and each assignee or pledgee from time to time of any Series or Series Certificate, to release all claims to the Trust Assets allocated to any Series Portfolio. Nothing contained herein shall be deemed to limit the rights of the holder of the Residual Interest to enter into participation agreements pursuant to which the holder grants one or more participation interests in the Residual Interest.

(b) The Residual Interest initially shall be represented by a single trust certificate (together with any replacements thereof, the “Residual Certificate”), in substantially the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Declaration and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith, be directed in writing by the Residual Certificateholder. Any portion of any Residual Certificate may be set forth on the reverse or subsequent pages thereof. Each Residual Certificate shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith, be determined by the Residual Certificateholder.

(c) The Residual Interest shall be a separate series of the Trust as provided in Section 3806(b)(2) of the Statutory Trust Statute. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Residual Interest or the related Residual Trust Assets shall be enforceable against such Residual Trust Assets only, and not against the assets of the Trust generally or against any assets allocated to a Series Portfolio. Except to the extent required by law or specified in this Declaration, the Residual Interest shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to any Series. No creditor or holder of a claim relating to assets allocated to the Residual Interest shall be entitled to maintain any action against or recover any assets allocated to any Series in respect of such claim (whether such assets were Residual Trust Assets at any time since such claim arose).

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(d) The ABLT Owner Trustee shall perform such duties, have such responsibilities and adhere to such standards of care as are specified in Article VI of this Declaration with respect to the Residual Interest.

(e) No interest in the Residual Interest, the Residual Trust Assets or Residual Certificate shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Trust would become a publicly traded partnership.

SECTION 3.2 Series of Beneficial Interests. (a) The ABLT Owner Trustee shall from time to time, as directed in writing by the Residual Certificateholder and without the consent of the Series Certificateholders, identify and allocate or cause to be identified and allocated on the books and records of the Trust one or more separate portfolios of Trust Assets to be accounted for independently within the Trust (each such portfolio, a “Series Portfolio”). Upon their allocation to a Series Portfolio, such Trust Assets shall no longer be assets of, or allocated to, the Residual Interest (unless and until specifically reallocated to the Residual Interest from that Series Portfolio pursuant to the terms of the related Series Basic Documents). The equity beneficial interest in each such Series Portfolio shall constitute a separate series of equity beneficial interests (“Series”) in the Trust. Separate and distinct records shall be maintained for each Series Portfolio and the Trust Assets associated with each Series shall be held (directly or indirectly including through a nominee or otherwise) and accounted for separately from the other assets of the Trust or any other Series. The ABLT Owner Trustee shall execute and deliver, on behalf of the Trust, to or upon the written order of the Residual Certificateholder, one or more Series Certificates evidencing each Series, each Series representing a specific divided interest in (but only in) such identified Series Portfolio and the Trust Assets allocated thereto, including with respect to each Vehicle included in any such Series Portfolio, the Sales Proceeds received with respect to the disposition of any Vehicle, whether occurring prior to the expiration of maturity of the related Lease (whether by way of voluntary or involuntary early termination of the Lease, insurance payment or purchase by the lessee or a third-party), or upon expiration at the maturity of the related Lease, and whether or not the Sales Proceeds exceed the Stated Residual Value of such Vehicle.

(b) Each Series shall be represented by a single certificate (each, a “Series Certificate”) to be issued by the Trust and shall be created by the execution of a supplement to this Declaration (each, a “Series Supplement”), which Series Supplement shall specify the terms and provisions pursuant to which a Series Certificate shall be issued with respect to such Series; the form of any Series Certificate to be issued in connection therewith; the initial Trust Assets to be included in such Series Portfolio; the arrangements, if any, whereby additional Trust Assets may be added subsequently to the Series Portfolio; the Series Basic Documents to be entered into by the Trust with respect to such Series; and other relevant terms and provisions specific to such Series; all as shall be prescribed and established by the Residual Certificateholder. Each Series Supplement shall provide for the application of all net proceeds received with respect to the Series Portfolio and the related Series Certificate, including any mandatory distributions to the holders of the related Series Certificates, but shall require an express written waiver of any claim by any holder of any Series Certificate (which waiver may be set forth in such Series Certificate) to any proceeds or assets of the Trust other than the Trust Assets included from time to time within the Series Portfolio allocated to that Series and those proceeds or assets derived from or earned by such Trust Assets.

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(c) Each Series shall be a separate series of the Trust as provided in Section 3806(b)(2) of the Statutory Trust Statute. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series or the related Series Portfolio shall be enforceable against such Series Portfolio only, and not against any other Series Portfolio or the Residual Trust Assets. Except to the extent required by law or specified in this Declaration or in the related Series Supplement, Trust Assets with respect to a particular Series shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to the Trust, the ABLT Owner Trustee, the Residual Interest or any other Series in respect of such claim. No creditor or holder of a claim relating to assets allocated to any Series shall be entitled to maintain any action against or recover any assets allocated to the Residual Interest or any other Series Portfolio. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Statutory Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Statutory Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series and the Residual Interest. Any purchaser, assignee or pledgee of an interest in a Series or Series Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Trust a non-petition covenant substantially similar to that set forth in Section 8.8, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the Residual Interest or Residual Certificate and any other Series or Series Certificate, to release all claims to the assets of the Trust allocated to the Residual Interest and each other Series Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Trust allocated to the Residual Interest and each other Series Portfolio. In the event of a sale or assignment of a Series, such purchaser or assignee shall be a beneficiary of the Trust in the manner and to the extent set forth in the Series Certificate so acquired and in the applicable Series Supplement.

(d) The ABLT Owner Trustee shall perform such duties, have such responsibilities and adhere to such standards of care as are specified in Article VI of this Declaration with respect to each Series created hereunder.

(e) No interest in any Series, Series Certificate or Series Portfolio shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Trust would become a publicly traded partnership.

ARTICLE IV

THE CERTIFICATES

SECTION 4.1 Form of the Certificates. (a) The Residual Certificates shall be substantially in the form of Exhibit B hereto and the Series Certificates shall be substantially in the form attached to the related Series Supplement. The Certificates shall be issued as fully registered definitive certificates (“Definitive Certificates”). The Certificates shall be executed on behalf of the Trust by the manual or facsimile signature of an authorized officer of the ABLT Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the

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Trust, shall be duly issued and fully paid and non-assessable, fractional divided beneficial interests in the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(b) The Definitive Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

(c) No Certificate shall entitle its holder to any benefit under this Declaration of Trust, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication executed by the ABLT Owner Trustee or Deutsche Bank Trust Company Americas, as the ABLT Owner Trustee’s authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 4.2 Registration; Registration of Transfer and Exchange of Certificates. (a) Deutsche Bank Trust Company Americas shall be the initial Certificate Registrar. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 4.6, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

(b) Upon surrender for any permitted registration of transfer or exchange of any Certificate at the office or agency maintained pursuant to Section 4.6, the ABLT Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause Deutsche Bank Trust Company Americas, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, a new Certificate dated the date of authentication by the ABLT Owner Trustee or any authenticating agent. Such new Certificate shall represent a divided beneficial interest in the Trust Assets represented by the Certificate being replaced thereby. No transfer of any Certificate or interest therein shall be made unless (i) the Servicer shall have determined that such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law or is made in a transaction that does not require such registration under the Securities Act or any applicable state securities laws, and (ii) the Servicer shall have informed the ABLT Owner Trustee in writing that such transfer of the Certificate is permitted. No certificate may be acquired by or transferred to or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Benefit Plan”). By accepting and holding a Certificate, the holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing on behalf of a Benefit Plan.

(c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the ABLT Owner

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Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the ABLT Owner Trustee or Certificate Registrar in accordance with its customary practices.

(d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the ABLT Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed and any other reasonable expenses in connection with any transfer or exchange of Certificates.

SECTION 4.3 Mutilated, Destroyed, Lost or Stolen Certificates. (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the ABLT Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the ABLT Owner Trustee that such Certificate has been acquired by a protected purchaser, the ABLT Owner Trustee shall execute on behalf of the Trust and shall authenticate and deliver (or shall cause Deutsche Bank Trust Company Americas, as its authenticating agent, to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate containing the same terms; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the ABLT Owner Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

(b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to Section 4.3(a), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the ABLT Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the ABLT Owner Trustee in connection therewith.

(c) No service charge shall be made for the issuance of any replacement Certificate under this Section 4.3, but the ABLT Owner Trustee may require the payment by the Certificateholder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the ABLT Owner Trustee and the Certificate Registrar) connected therewith.

(d) Any duplicate Certificate issued pursuant to this Section 4.3 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional nonassessable (except as otherwise provided herein or therein) divided beneficial interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Declaration equally and proportionately with any and all other Certificates duly issued hereunder.

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(e) The provisions of this Section 4.3 are exclusive and shall (to the extent permitted by law) preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

SECTION 4.4 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer or exchange, the ABLT Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions with respect thereto and for all other purposes whatsoever, and neither the ABLT Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

SECTION 4.5 Access to List of Certificateholders’ Names and Addresses. With respect to each Series, the Certificate Registrar shall furnish or cause to be furnished to the Servicer and any Series Certificateholder or the Residual Certificateholder, within 15 days after receipt by the Certificate Registrar of a request therefor from such Person in writing, a list of the names and addresses of the Certificateholders for that particular Series as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, Ally Bank, the ABLT Owner Trustee or any other Certificateholder accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 4.6 Maintenance of Corporate Trust Office. The ABLT Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the ABLT Owner Trustee in respect of the Certificates, the Basic Documents and the Series Basic Documents may be served. The ABLT Owner Trustee initially designates its Corporate Trust Office as its principal office for such purposes. The ABLT Owner Trustee shall give prior written notice to the Servicer and to the Certificateholders of any change in the location of any such office or agency. In no event, however, shall the ABLT Owner Trustee change the office or agency designated for the foregoing purposes to any other jurisdiction unless the ABLT Owner Trustee has been advised by counsel that such jurisdiction will not impose any additional tax upon the Trust or any Certificateholder solely as a result of the maintenance of such office or agency in such jurisdiction. The Certificate Registrar shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer, exchange or for receipt of the final distribution thereon, which on the date hereof shall be Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Corporate Trust and Agency Group, 26th Floor. The Certificate Registrar shall give prior written notice to the ABLT Owner Trustee, the Servicer and the Certificateholders of any change in location of such office or agency.

ARTICLE V

ACTIONS BY OWNER TRUSTEE

SECTION 5.1 Prior Notice to Certificateholders with Respect to Certain Matters. Except as otherwise provided in this Article V, the ABLT Owner Trustee shall not take action

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with respect to the following matters, unless (i) the ABLT Owner Trustee shall have notified the Certificateholders of each affected Series in writing of the proposed action at least 30 days before the taking of such action, and (ii) such Certificateholders shall not have notified the ABLT Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any action, claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than any action, claim or lawsuit brought by the Servicer in the name of the Trust to enforce the terms of any Lease Asset, Supplemental Dealer Agreement, insurance policy or other similar right); or

(b) the appointment pursuant to this Declaration of a successor Certificate Registrar or the consent to the assignment by the Certificate Registrar of its obligations under this Declaration; or

(c) the incurring of any indebtedness, or the assumption or guaranty of any indebtedness of any other entity, other than (i) indebtedness incurred or guaranteed in connection with the issuance of the Certificates, the issuance of any ABLT Secured Notes or the purchase of additional ABLT Lease Assets as contemplated hereunder; (ii) indebtedness to the Servicer incurred or guaranteed in connection with the Trust’s performance of its obligations under the Basic Documents or any Series Basic Documents to which it is a party, which indebtedness will provide that for so long as any such obligation of the Trust under the Basic Documents or the related Series Basic Documents is outstanding, such indebtedness will only be payable to the extent the Trust has available cash with respect to the related Series to pay such indebtedness; and (iii) indebtedness with respect to any Series where the Person to whom the indebtedness is owing has delivered to the Trust an undertaking substantially to the effect that it (x) will not institute against, or join any other person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the Trust in respect to such obligations, and that such obligations shall not constitute a claim against the Trust if the Trust’s assets with respect to such Series are insufficient to pay in full such obligations after the payment in full of all amounts due and owing to the related series of ABLT Secured Notes, in each case for one year and one day after the termination of this Declaration, and (y) acknowledges and agrees that its rights to repayment of any such indebtedness are expressly subordinated to the payment of all amounts due and owing on the related Series of ABLT Secured Notes.

SECTION 5.2 Action by Certificateholders with Respect to Certain Matters. Except as otherwise expressly agreed by the Certificateholders of each affected Series (or, with respect to clause (ii), the amendment provisions of any Basic Document), and except upon the delivery of prior notice to each Rating Agency (if any ABLT Secured Notes are then being rated or if there are then any Rated Notes), the ABLT Owner Trustee shall not (i) take any action with respect to any election by the Trust to file an amendment to the Certificate of Trust (unless required by the Statutory Trust Act), or (ii) amend, change, modify or terminate any Basic Document.

SECTION 5.3 Action by Certificateholders with Respect to Bankruptcy. The ABLT Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy

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relating to the Trust prior to the date which is one year and one day after the termination of this Declaration with respect to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the ABLT Owner Trustee of a certificate signed by each such Certificateholder and certifying that such Certificateholder reasonably believes that the Trust is insolvent.

SECTION 5.4 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the ABLT Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the ABLT Owner Trustee under this Declaration, any other Basic Document or any Series Basic Document or would be contrary to Section 2.3, nor shall the ABLT Owner Trustee be obligated to follow any such direction, if given.

SECTION 5.5 Control by Certificateholders. Except as expressly provided otherwise in any provision providing for the consent or action of Certificateholders in any Basic Document only, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Declaration, any other Basic Document or any applicable Series Basic Document may be taken, given or withheld only by the unanimous consent of the of Certificateholders evidencing beneficial interests in the Series Portfolio or the Residual Trust Assets that would be affected by such consent or action.

SECTION 5.6 Application of Collections. All amounts received by the Servicer on behalf of the Trust with respect to the Residual Trust Assets shall be allocated and distributed in accordance with the instructions of the Certificateholders as provided in Article 3 of the Residual ABLT Servicing Agreement. All amounts received by the Servicer on behalf of the Trust with respect to the Trust Assets allocated to a particular Series shall be allocated and distributed in accordance with the ABLT Servicing Agreement related to that Series.

ARTICLE VI

THE OWNER TRUSTEE

SECTION 6.1 Duties of ABLT Owner Trustee. (a) The ABLT Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Declaration, the other Basic Documents and any Series Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and any applicable Series Basic Documents and in accordance with the provisions of this Declaration. No implied covenants or obligations shall be read into this Declaration.

(b) Notwithstanding the foregoing, the ABLT Owner Trustee shall be deemed to have discharged all of its duties and responsibilities hereunder and under the Basic Documents and any applicable Series Basic Documents to the extent the Servicer has agreed in any Servicing Agreement to perform any act or to discharge any duty of the ABLT Owner Trustee hereunder or under any other Basic Document or any applicable Series Basic Documents, and the ABLT Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under any Servicing Agreement.

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(c) In the absence of bad faith on its part, the ABLT Owner Trustee may conclusively rely upon certificates or opinions furnished to the ABLT Owner Trustee and conforming to the requirements of this Declaration in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the ABLT Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Declaration.

(d) The ABLT Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.1(d) shall not limit the effect of Sections 6.1(a) or 6.1(b) or Section 6.3;

(ii) the ABLT Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the ABLT Owner Trustee was negligent in ascertaining the pertinent facts; and

(iii) the ABLT Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder or pursuant to any Basic Document or any applicable Series Basic Document.

(e) Monies received by the ABLT Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Basic Documents or any applicable Series Basic Documents, may be deposited under such general conditions as may be prescribed by law, and the ABLT Owner Trustee shall not be liable for any interest thereon.

(f) The ABLT Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the ABLT Owner Trustee, result in the Trust’s becoming taxable as a corporation. The Certificateholders shall not direct or cause the ABLT Owner Trustee to take action that would violate the provisions of this Section 6.1(f).

SECTION 6.2 Rights of ABLT Owner Trustee. (a) The ABLT Owner Trustee is hereby authorized and directed to execute and deliver, on behalf of the Trust, the Basic Documents, any Series Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents or the Series Basic Documents to which the Trust is to be a party, in such form as the Servicer shall approve as evidenced conclusively by the ABLT Owner Trustee’s execution thereof. In addition to the foregoing, the ABLT Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents and the Series Basic Documents. The ABLT Owner Trustee is further authorized from time to time to take such action as the Servicer shall request in writing with respect to any Basic Document or the Series Basic Documents that the Servicer shall determine to be necessary or appropriate in connection with its servicing obligations under any Servicing Agreement.

(b) Deutsche Bank Trust Company Americas, as Certificate Registrar, shall be entitled to the same rights, protections, immunities and indemnities as the ABLT Owner Trustee hereunder.

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SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created Deutsche Bank Trust Company Delaware acts solely as ABLT Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the ABLT Owner Trustee by reason of the transactions contemplated by this Declaration, any other Basic Document or any applicable Series Basic Documents shall look only to the Owner Trust Estate for payment or satisfaction thereof. The ABLT Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Declaration, the other Basic Documents and any applicable Series Basic Documents. The ABLT Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of this Declaration, the other Basic Documents and any applicable Series Basic Documents. The ABLT Owner Trustee shall not be liable or accountable hereunder or under any Basic Document or any applicable Series Basic Documents under any circumstances, except for (i) its negligent action, its negligent failure to act or its own willful misconduct or (ii) the inaccuracy of any representation or warranty made by the ABLT Owner Trustee in Section 6.6 hereof the Certificateholders. In particular, but not by way of limitation:

(a) the ABLT Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Lease Asset, or the perfection and priority of any security interest created in the Owner Trust Estate (or any portion thereof) or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders or any creditors of the Trust, including: the existence, condition, location and ownership of any Lease Asset; the existence and enforceability of any insurance thereof; the validity of the assignment of any Lease Asset to the Trust or of any intervening assignment; or the compliance by Ally Bank, the Servicer or any Dealer with any representation or warranty made under any Basic Document or any applicable Series Basic Document or in any related document or the accuracy of any such representation or warranty or any action of the Servicer, Ally Bank, any Dealer or any other Person taken in the name of the ABLT Owner Trustee;

(b) the ABLT Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer, Ally Bank or Certificateholders holding the Certificates as described in Section 5.5;

(c) no provision of this Declaration or any other Basic Document shall require the ABLT Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers as ABLT Owner Trustee hereunder or under any other Basic Document, if the ABLT Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the ABLT Owner Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under any of the Basic Documents or Series Basic Documents;

(e) the ABLT Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Declaration or for the

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due execution hereof by the Servicer or for the form, character, genuineness, sufficiency, value or validity of either the Trust or the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, any Series Basic Documents, the Certificates (other than the execution of the Certificates or the certificate of authentication on the Certificates) or any ABLT Lease Assets or related documents, and the ABLT Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents and the applicable Series Basic Documents;

(f) the ABLT Owner Trustee shall not be liable for the default or misconduct of the Servicer, Ally Bank or any Dealer under any of the Basic Documents or otherwise, and the ABLT Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Declaration or the other Basic Documents that are required to be performed by the Servicer under any Servicing Agreement;

(g) the ABLT Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration, or to institute, conduct or defend any litigation under this Declaration, any other Basic Document or any applicable Series Basic Document or in relation to this Declaration, any other Basic Document or any applicable Series Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the ABLT Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the ABLT Owner Trustee (including the reasonable fees and expenses of its counsel) therein or thereby; the right of the ABLT Owner Trustee to perform any discretionary act enumerated in this Declaration, in any other Basic Document or any applicable Series Basic Document shall not be construed as a duty, and the ABLT Owner Trustee shall only be answerable for its negligence or willful misconduct in the performance of any such act; and

(h) the provisions of this Declaration, to the extent that they restrict the duties and liabilities of the ABLT Owner Trustee otherwise existing at law or in equity, are agreed by the Trust, the Servicer, the Certificateholders and all other Persons to replace such other duties and liabilities of the ABLT Owner Trustee.

SECTION 6.4 Action upon Instruction by Certificateholders. (a) Subject to Section 5.4, the Certificateholders may by written instruction direct the ABLT Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 5.5.

(b) Notwithstanding the foregoing, the ABLT Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the ABLT Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the ABLT Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c) Whenever the ABLT Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Declaration or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Declaration or the other Basic Documents, the ABLT Owner Trustee shall promptly give

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notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the ABLT Owner Trustee acts in good faith in accordance with any such instruction received, the ABLT Owner Trustee shall not be liable on account of such action to any Person. If the ABLT Owner Trustee shall not, in the reasonable judgment of the ABLT Owner Trustee, have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Declaration or the other Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the ABLT Owner Trustee shall have no liability to any Person for any such action or inaction.

SECTION 6.5 Furnishing of Documents. The ABLT Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the ABLT Owner Trustee under the Basic Documents or any applicable Series Basic Documents.

SECTION 6.6 Representations and Warranties of ABLT Owner Trustee. The ABLT Owner Trustee, in its individual capacity, hereby represents and warrants to the Certificateholders that:

(a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) It has full power, authority and legal right to execute, deliver and perform this Declaration, and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration.

(c) The execution, delivery and performance by it of this Declaration (i) shall not violate any law, statute, rule, or regulation governing the banking and trust powers of the ABLT Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or Governmental Authority applicable to the ABLT Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the ABLT Owner Trustee, and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the ABLT Owner Trustee’s performance or ability to perform its duties as ABLT Owner Trustee under this Declaration or on the transactions contemplated in this Declaration.

(d) The execution, delivery and performance by the ABLT Owner Trustee of this Declaration shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

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(e) This Declaration has been duly executed and delivered by the ABLT Owner Trustee and constitutes the legal, valid and binding agreement of the ABLT Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 6.7 Reliance; Advice of Counsel. (a) The ABLT Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document. The ABLT Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the ABLT Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the ABLT Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Declaration and the other Basic Documents, the ABLT Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to officers of Deutsche Bank Trust Company Americas and Deutsche Bank National Trust Company to execute and deliver any Basic Document, Certificate, or other documents related thereto and to take any action in connection therewith on behalf of the ABLT Owner Trustee) pursuant to agreements entered into with any of them, and the ABLT Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the ABLT Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other professionals to be selected with reasonable care by it. The ABLT Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and which, according to such opinion or advice, is not contrary to this Declaration or any other Basic Document.

SECTION 6.8 ABLT Owner Trustee May Not Own Certificates. The ABLT Owner Trustee in its individual or any other capacity may deal with Ally Bank, the Servicer and the Dealers in transactions in the same manner as it would have if it were not the ABLT Owner Trustee; provided, however, that the ABLT Owner Trustee may not become an owner or pledgee of Certificates.

SECTION 6.9 Compensation and Indemnity. The ABLT Owner Trustee shall receive as compensation for its services hereunder such fees as have been agreed upon before the date hereof in a separate agreement between the Servicer and the ABLT Owner Trustee. The ABLT Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee shall be entitled to

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be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and external counsel as the ABLT Owner Trustee any paying agent, registrar, authenticating agent or co-trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify, defend and hold harmless the ABLT Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 4 of the Residual Servicing Agreement and Section 5.01 of each ABLT Servicing Agreement. The indemnities contained in this Section 6.9 shall survive the resignation or removal of the ABLT Owner Trustee or the termination of this Declaration. Any amounts paid to the ABLT Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the ABLT Owner Trust Estate immediately after such payment.

SECTION 6.10 Replacement of ABLT Owner Trustee. (a) The ABLT Owner Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days’ prior written notice thereof to the Servicer. The Servicer may appoint a successor ABLT Owner Trustee by delivering a written instrument to the resigning ABLT Owner Trustee and the successor ABLT Owner Trustee. If no successor ABLT Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning ABLT Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor ABLT Owner Trustee. The Servicer shall remove the ABLT Owner Trustee if:

(i) the ABLT Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Servicer;

(ii) the ABLT Owner Trustee shall be adjudged bankrupt or insolvent;

(iii) a receiver or other public officer shall be appointed or take charge or control of the ABLT Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iv) the ABLT Owner Trustee shall otherwise be incapable of acting.

(b) If the ABLT Owner Trustee resigns or is removed or if a vacancy exists in the office of ABLT Owner Trustee for any reason, the Servicer shall promptly appoint a successor ABLT Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing ABLT Owner Trustee so removed and one copy to the successor ABLT Owner Trustee) and shall pay all fees owed to the outgoing ABLT Owner Trustee.

(c) Any resignation or removal of the ABLT Owner Trustee and appointment of a successor ABLT Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective until a written acceptance of appointment is delivered by the successor ABLT Owner Trustee to the outgoing ABLT Owner Trustee and the Servicer and all fees and expenses due to the outgoing ABLT Owner Trustee are paid. Any successor ABLT Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance

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with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Declaration, with like effect as if originally named as ABLT Owner Trustee. The Servicer shall provide notice of such resignation or removal of the ABLT Owner Trustee to the Certificateholders.

(d) The predecessor ABLT Owner Trustee shall upon payment of its fees and expenses deliver to the successor ABLT Owner Trustee all documents and statements and monies held by it under this Declaration. The Servicer and the predecessor ABLT Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor ABLT Owner Trustee all such rights, powers, duties and obligations.

(e) Upon acceptance of appointment by a successor ABLT Owner Trustee pursuant to this Section 6.10, the Servicer shall deliver notice of the successor of such ABLT Owner Trustee to the Certificateholders.

(f) No ABLT Owner Trustee shall be personally liable for any action or omission of any successor ABLT Owner Trustee.

SECTION 6.11 Merger or Consolidation of ABLT Owner Trustee. Any Person into which the ABLT Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the ABLT Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the ABLT Owner Trustee, shall be the successor of the ABLT Owner Trustee hereunder, provided such Persons shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto (except as required by the Statutory Trust Act); provided, however, that the ABLT Owner Trustee shall deliver notice of such merger, consolidation or succession to the Servicer and the Certificateholders.

SECTION 6.12 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Declaration, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Vehicle may at the time be located, the Servicer and the ABLT Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the ABLT Owner Trustee to act as co-trustee or co-trustees, jointly with the ABLT Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Servicer and the ABLT Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the ABLT Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Declaration shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

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(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the ABLT Owner Trustee shall be conferred upon and exercised or performed by the ABLT Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the ABLT Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the ABLT Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the ABLT Owner Trustee;

(ii) no trustee under this Declaration shall be personally liable by reason of any act or omission of any other trustee under this Declaration; and

(iii) the Servicer and the ABLT Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the ABLT Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Declaration and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the ABLT Owner Trustee or separately, as may be provided therein, subject to all of the provisions of this Declaration, specifically including every provision of this Declaration relating to the conduct of, affecting the liability of or affording protection to the ABLT Owner Trustee. Each such instrument shall be filed with the ABLT Owner Trustee and a copy thereof given to the Servicer.

(d) Any separate trustee or co-trustee may at any time appoint the ABLT Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Declaration on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the ABLT Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.13 Eligibility Requirements for ABLT Owner Trustee. The ABLT Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) be a corporation, association, or joint-stock company created or organized in the United States or under the law of the United States of any state. If such corporation shall publish reports of condition at least annually, pursuant to law or the

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requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the ABLT Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the ABLT Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.14 Compliance with Banking Laws. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the ABLT Owner Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the ABLT Owner Trustee. Accordingly, ACOL LLC, Ally Bank, and the Servicer shall cause to be provided to the ABLT Owner Trustee upon its reasonable request from time to time such identifying information and documentation as may be available to ACOL LLC, Ally Bank or the Servicer in order to enable the ABLT Owner Trustee to comply with Applicable Law.

ARTICLE VII

TERMINATION OF DECLARATION

SECTION 7.1 Termination of Declaration. (a) This Declaration (other than Section 6.9) and the Trust shall terminate and be of no further force or effect on the final distribution by the ABLT Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of this Declaration, any other Basic Documents and any applicable Series Basic Documents (the “Trust Termination Date”) after the Trust is dissolved and wound up in accordance with Section 3808 of the Statutory Trust Act and this Article VII. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Declaration or the Trust, (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) The holders of all of the Certificates representing the Trust Assets then owned by the Trust may direct the ABLT Owner Trustee to dissolve and terminate the Trust; provided, however, that such Certificateholders may not so direct the ABLT Owner Trustee unless all obligations of the Trust are fully and indefeasibly paid or provided for.

(c) Upon receiving direction from the Certificateholders to dissolve and terminate the Trust as provided in Section 7.1(b) above, notice of any termination of the Trust, specifying the date upon which the Certificateholders shall surrender their Certificates to the ABLT Owner Trustee for payment of the final distribution upon redemption and cancellation, shall be given by the ABLT Owner Trustee by a letter to all the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Certificateholders stating: (i) the date upon or with respect to which the Owner Trust Estate will be distributed to the Certificateholders upon presentation and surrender of the Certificates at the office of the ABLT Owner Trustee therein designated; (ii) the amount of any such final distribution; and (iii) that distribution will be made only upon presentation and surrender of the Certificates at the office of the Certificate

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Registrar. The ABLT Owner Trustee shall give such notice to the Certificate Registrar (if other than the ABLT Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates pursuant to this Section 6.1(c), the ABLT Owner Trustee, subject to payment or reasonable provision for payment of all liabilities of the Trust or any Series, shall cause to be distributed to each Certificateholder the Trust property allocated to such Certificateholder’s Series Portfolio.

(d) If all of the Certificateholders shall not have surrendered their Certificates for redemption and cancellation within six months after the date specified in the above mentioned written notice, the ABLT Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for redemption and cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for redemption and cancellation, the ABLT Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Declaration. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of Ally Bank, as the sole member of ACOL LLC, and, upon Ally Bank’s request, shall be distributed by the ABLT Owner Trustee to Ally Bank.

(e) Upon the winding up of the Trust and at the written direction and expense of ACOL LLC, the ABLT Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of § 3810 of the Statutory Trust Statute and thereupon the Trust shall terminate.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their divided beneficial interest therein only in accordance with this Declaration, the other Basic Documents and any applicable Series Basic Documents. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their beneficial interest in the Owner Trust Estate shall operate to terminate this Declaration or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 8.2 Limitations on Rights of Others. The provisions of this Declaration are solely for the benefit of the ABLT Owner Trustee, ACOL LLC, the Certificateholders and the Servicer, and nothing in this Declaration, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Declaration or any covenants, conditions or provisions contained herein.

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SECTION 8.3 Notices. All demands, notices and communications upon or to ACOL LLC, the Servicer or the ABLT Owner Trustee or the Certificateholders under this Declaration shall be delivered as specified in Part III of Exhibit I hereto.

SECTION 8.4 Amendment.

(a) This Declaration may be amended by written agreement between the Residual Certificateholder and the ABLT Owner Trustee (entered into by the ABLT Owner Trustee at the written direction of the Residual Certificateholder) and (unless otherwise provided in a Series Supplement) without the consent of any other Person for one or more of the following purposes: (A) to add to the covenants and agreements pursuant to this Declaration for the benefit of the holders of the ABLT Secured Notes or the Certificates; (B) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Declaration or in any amendment to this Declaration; or (C) to add such provisions with respect to matters or questions arising under this Declaration as may be necessary or desirable and not inconsistent with this Declaration; provided, however, that such action shall not adversely affect in any material respect the interests of any Securitization Party, Certificateholder or ABLT Secured Noteholder, as applicable; and provided, further, that (1) an officer of ACOL LLC shall certify to the ABLT Owner Trustee that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied in all material respects and (2) an Opinion of Counsel shall be furnished to the ABLT Owner Trustee or its designated agent to the effect that (i) such amendment is authorized or permitted by this Section 8.4, and (ii) the execution and delivery of such amendment will not (A) materially adversely affect the federal or any applicable state income or franchise taxation of any outstanding ABLT Secured Notes, Certificates or of the Trust and (B) cause the Trust to be taxable as a corporation for federal or any applicable state income or franchise tax purposes.

(b) In addition to the amendments authorized pursuant to Section 8.4(a), this Declaration may be amended from time to time by written agreement between the ABLT Owner Trustee, all of the Certificateholders and all parties specified in any Series Supplements or any other Series Basic Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Declaration; provided, however, that, so long as any Rated Notes are outstanding, the effectiveness of any amendment pursuant to this Section 8.4(b) shall be subject to the Rating Agency Condition having been satisfied.

(c) Promptly after the execution of any such amendment or consent, the ABLT Owner Trustee or its designated agent shall furnish a copy of such amendment or consent to the Certificateholders, the ABLT Secured Noteholders, the Servicer, the Securitization Parties, any Person specified in a Series Supplement, and any Rating Agency.

SECTION 8.5 Severability. If any one or more of the covenants, agreements, provisions or terms of this Declaration shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Declaration and shall in no way affect the validity or enforceability of the other provisions of this Declaration or of the Certificates or the rights of the holders thereof.

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SECTION 8.6 Counterparts. This Declaration may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 8.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Servicer, the Trust, the ABLT Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

SECTION 8.8 No Petition Covenant. Notwithstanding any other provision of this Declaration, any other Basic Document or any applicable Series Basic Document, to the fullest extent permitted by law, the ABLT Owner Trustee by entering into this Declaration and each Certificateholder by accepting a Certificate (or interest therein) issued hereunder, hereby covenant and agree that they shall not (nor shall they join with or solicit another person to), prior to the day that is one year and one day after the later of (x) the payment in full of all ABLT Secured Notes and (y) the termination of this Declaration, acquiesce, petition or otherwise invoke or cause the Trust to invoke in any court or Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

SECTION 8.9 No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder’s Certificates represent equity beneficial interests in the Trust and the Owner Trust Estate only and do not represent interests in or obligations of Ally Bank, the Servicer, the ABLT Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Declaration, the Certificates, the other Basic Documents or the related Series Basic Documents. Except as expressly provided in this Declaration, the Certificates, the other Basic Documents or the related Series Basic Documents, none of Ally Bank, the Servicer or the ABLT Owner Trustee in their respective individual capacities, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, or shall recourse be had to any of them for the distribution of any amount with respect to the Certificates or the Trust’s performance of, or omission to perform, any obligations or indemnifications contained in this Declaration, the Certificates, the other Basic Documents or the related Series Basic Documents, it being expressly understood that such Certificateholder obligations have been made solely by the Trust. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) agrees except as expressly provided in this Declaration, the Certificates, the other Basic Documents or the related Series Basic Documents, in the event of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing Persons for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Certificateholder is prohibited by, or declared illegal or otherwise unenforceable against any such Certificateholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Certificateholder is deemed to have an interest in any assets of Ally Bank, the Servicer or any Affiliate of Ally Bank or the Servicer other than the Trust (“other assets”), each Certificateholder agrees that (i) its claim against any

23

such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

SECTION 8.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.11 Governing Law. THIS DECLARATION AND ANY SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

24

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY DELAWARE, as ABLT Owner Trustee

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Robin Durant
Name:	Robin Durant
Title:	Attorney-in-fact

Acknowledged, accepted and agreed

as of this 10th day of March, 2014.

ALLY CENTRAL ORIGINATING LEASE LLC,
as Residual Certificateholder

By:	/s/ C. L. Lowman
Name:	C. L. Lowman
Title:	Vice President

ABLT Declaration of Trust

EXHIBIT A to the

Declaration of Trust

FORM OF CERTIFICATE OF TRUST OF

ALLY BANK LEASE TRUST

THIS Certificate of Trust of Ally Bank Lease Trust (the “Trust”) is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is Ally Bank Lease Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Deutsche Bank Trust Company Delaware, 1011 Centre Road, Wilmington, Delaware 19805.

3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4. Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

A-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as trustee

By:
Name:
Title:

By:
Name:
Title:

A-2

EXHIBIT B to the

Declaration of Trust

FORM OF RESIDUAL CERTIFICATE

NUMBER	100% BENEFICIAL INTEREST
R-1

ALLY BANK LEASE TRUST

RESIDUAL CERTIFICATE

Evidencing the beneficial interest in all assets of the Trust other than those identified Trust Assets that are from time to time allocated by the Trust to one or more Series Portfolios of Trust Assets (the “Residual Trust Assets”), which includes a pool of automobile and light truck leases and related vehicles sold, originated, transferred or conveyed to the Trust.

(This Residual Certificate does not represent an interest in or obligation of Ally Central Originating Lease LLC or any of its Affiliates, except to the extent described below.)

THIS CERTIFIES THAT ALLY CENTRAL ORIGINATING LEASE LLC is the registered owner of a nonassessable, fully-paid, beneficial interest in the Residual Trust Assets of ALLY BANK LEASE TRUST, a Delaware statutory trust (the “Trust”).

The Trust exists pursuant to the Declaration of Trust, executed on March 10, 2014, by the ABLT Owner Trustee and acknowledged by Ally Central Originating Lease LLC, in its capacity as a certificateholder of the Trust (the “Declaration”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Declaration.

This Residual Certificate is issued under and is subject to the terms, provisions and conditions of Section 3.1 of the Declaration, to which Declaration the holder of this Residual Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The provisions and conditions of the Declaration are hereby incorporated by reference as though set forth in their entirety herein.

THIS RESIDUAL CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

THIS RESIDUAL CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND THE VARIOUS STATE SECURITIES LAWS. NO TRANSFER OF THIS RESIDUAL CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE UNLESS SUCH

TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR IS MADE IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, IN EACH CASE IN ACCORDANCE WITH SECTION 4.2(B) OF THE DECLARATION.

This Residual Certificate may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Benefit Plan”). By accepting and holding this Residual Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing on behalf of a Benefit Plan.

No interest in the Residual Trust Assets or this Residual Certificate shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Trust would become a publicly traded partnership.

IN WITNESS WHEREOF, the ABLT Owner Trustee on behalf of the Trust has caused this Certificate to be duly executed.

ALLY BANK LEASE TRUST

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as the ABLT Owner Trustee

By:

Dated:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Declaration.

DEUTSCHE BANK TRUST COMPANY DELAWARE, as the ABLT Owner Trustee

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Authorized Signatory

EXHIBIT C to the

Declaration of Trust

FORM OF RESIDUAL SERVICING AGREEMENT

This RESIDUAL SERVICING AGREEMENT, dated as of March 10, 2014, is between ALLY BANK LEASE TRUST, a Delaware statutory trust (the “Trust”), and ALLY FINANCIAL INC., a Delaware corporation (“Ally Financial” and, in its capacity as servicer hereunder, the “Servicer”).

WHEREAS, Deutsche Bank Trust Company Delaware, as ABLT Owner Trustee (the “ABLT Owner Trustee”), is a party to the Declaration of Trust dated as of March 10, 2014 (the “Declaration”), acknowledged, accepted and agreed to by ACOL LLC, as the Residual Certificateholder. Capitalized terms used herein shall have the meanings attributed to them in the Declaration.

WHEREAS, the parties hereto desire to enter into this Agreement to provide for the servicing of the Residual Trust Assets by the Servicer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Servicing.

(a) The Trust hereby appoints Ally Financial to act as agent for, and to manage the Trust and service, administer and collect any Program Leases, related Vehicles and the other assets of the Trust not allocated to a particular Series (such Program Leases, related Vehicles and other assets of the Trust, if any, collectively referred to herein as the “Residual Trust Assets”) in accordance with the terms of this Agreement, and shall have full power and authority, acting alone, to do any and all things in connection therewith that it may reasonably deem necessary or desirable.

(b) The duties of the Servicer shall include, with respect to Residual Trust Assets only, collecting and posting payments, responding to inquiries of obligors of Program Leases, investigating delinquencies, monitoring insurance, sending payment statements and reporting tax information to obligors of Program Leases, repossessing Vehicles under defaulted or terminated Program Leases, disposing of returned Vehicles, paying costs of disposition of Vehicles related to charged-off Program Leases, accounting for collections, generating federal and state income tax information, obtaining and maintaining on behalf of the Trust all applicable licenses, permits and other governmental authorizations, preparing and filing all tax returns (if any) of the Trust, performing the obligations of the Servicer specified in the Declaration and performing such other duties as are customary for servicing Program Leases and Vehicles. The Servicer shall perform such duties in accordance with the criteria, standards, practices and procedures as are used by the Servicer in connection with the servicing of Program Leases and related Vehicles for its own account. Individuals authorized to execute and deliver instruments on behalf of Ally Financial are hereby authorized and empowered to execute and deliver instruments on behalf of the Trust in the name of Ally Financial, as Servicer for the Trust.

(c) With respect to Residual Trust Assets only, if the Servicer shall commence a legal proceeding to enforce a Program Lease, the Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the Trust, its interest in such Program Lease and the related Vehicle to the Servicer to the extent necessary for the purposes of participating in such proceeding. If in any such enforcement suit or legal proceeding it is held that the Servicer may not enforce a Program Lease on the grounds that it is not the real party in interest or a holder entitled to enforce such Program Lease, the Trust shall, at the expense and direction of the Servicer, take steps to enforce the Program Lease, including bringing suit in its name.

(d) With respect to Residual Trust Assets only, the Servicer shall direct each Dealer to show on each application for the initial Certificate of Title for each Vehicle assigned to the Trust the name of VAULT as the nominee owner of the Vehicle, or such other similar phrases as will satisfy the Registrar of Titles in each relevant jurisdiction, or such other designation(s) as the Servicer shall determine.

(e) The Trust shall give to the Servicer such powers of attorney as the Servicer may reasonably request to facilitate its performance of its duties hereunder.

(f) The Servicer may delegate any of its duties to agents or subservicers.

(g) So long as Ally Financial is the Servicer, the Trust hereby appoints Ally Financial, and Ally Financial accepts such appointment to act as custodian of all documents or instruments relating to the Residual Trust Assets that Ally Financial keeps on file in accordance with its customary procedures.

(h) Notwithstanding any of the foregoing, the parties hereto acknowledge and agree that this Agreement does not cover or make any provision for the servicing or administration of any Series ABLT Lease Assets.

2. Collections. With respect to Residual Trust Assets only, all amounts received by the Servicer with respect to Program Leases and Vehicles shall be held by the Servicer on behalf of the Trust, and the Residual Certificateholder may direct the Servicer to distribute its interest in such amounts to it at any time. So long as ACOL LLC is the Residual Certificateholder, such amounts will be deposited into an account specified by ACOL LLC promptly upon the Servicer’s receipt and identification of such amounts.

3. Servicing Fee. With respect to Residual Trust Assets only, the Servicer shall be entitled to receive such servicing fees with respect to Program Leases and related Vehicles allocated to the Residual Certificate as shall be agreed in a separate agreement between the Servicer and ACOL LLC, as Residual Certificateholder. In the discretion of Ally Financial, as long as the Servicer is Ally Financial, no separate servicing fee need be paid to the Servicer with respect to the Program Leases and related Vehicles that are Residual Trust Assets.

4. Indemnification. (a) With respect to the Residual Trust Assets only, the Servicer agrees to indemnify, defend and hold harmless the Residual Certificateholder, the Trust, the ABLT Owner Trustee and their respective directors, officers, employees and agents for any claims by third parties against the Trust. The obligations set forth in this Section 4 shall survive the termination of this Agreement and the Declaration or the resignation or removal of the Servicer.

(b) The Servicer shall indemnify, defend and hold harmless the ABLT Owner Trustee, any Paying Agent, registrar, authenticating agent or co-trustee and its respective successors, assigns, agents and servants from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance, administration or performance by, or action or inaction of, the ABLT Owner Trustee of the trusts and duties contained in the Declaration of Trust or the other Basic Documents, including the administration of the Trust Assets, except to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person indemnified, or (B) to the extent otherwise payable to the ABLT Owner Trustee, arises from the ABLT Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Declaration of Trust.

(c) Indemnification under this paragraph 4 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this paragraph 4 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

5. Termination. The Servicer may be terminated with respect to the Residual Trust Assets and related rights upon the direction of the Residual Certificateholder.

6. Amendment. This Agreement may be amended from time to time by the parties hereto with the consent of the Residual Certificateholder.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8. Non-Petition Covenant. The Servicer hereby covenants and agrees that prior to the date which is one year and one day after the termination of the Declaration, the Servicer shall not institute against, or join any other Person in instituting against, the Trust in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any the bankruptcy or similar laws of the United States or any state of the United States. This Section shall survive the termination of this Agreement or the resignation or removal of the Servicer under this Agreement

9. Series Liabilities. It is expressly understood and agreed by the Servicer, all persons claiming through the Servicer and the Residual Certificateholder that ABLT is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Statutory Trust Act. As such, separate and distinct records shall be maintained for Residual Trust Assets and the Residual Trust Assets shall be held and accounted for separately from any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Residual Trust Assets shall be enforceable against the Residual Trust Assets only, and not against the assets of any other Series.

10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as trustee of ABLT (b) each of the representations, undertakings and agreements herein made on the part of ABLT is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only ABLT and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of ABLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by ABLT under this Agreement or the other ABLT Basic Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ALLY FINANCIAL INC., as Servicer

By:
Name:
Title:

ALLY BANK LEASE TRUST

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as ABLT Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT I

to ABLT Declaration of Trust

PART I — ABLT PROGRAM DEFINITIONS

“ABLT”: Ally Bank Lease Trust, a Delaware statutory trust governed by the Declaration of Trust.

“ABLT Designation”: the Designation of Trust Beneficiary and Creation of Series of Beneficial Interest, dated as of March 10, 2014, between Ally Financial, as Servicer and Initial Trust Beneficiary, ACOL LLC, as sole certificateholder of ABLT, and ABLT, and acknowledged by the VAULT Trustee, pursuant to which ABLT became a trust beneficiary under the VAULT Trust Agreement.

“ABLT Indenture”: with respect to each Series of ABLT Secured Notes, the ABLT Indenture pursuant to which the related ABLT Secured Notes are issued, including the ACOLT ABF Indenture, dated as of March 30, 2011, as amended, between the Citibank, N.A., as indenture trustee, and ABLT (as successor to ACOLT pursuant to the Assignment and Assumption Agreement).

“ABLT Lease Asset”: a Program Lease and the Vehicle related thereto.

“ABLT Owner Trustee”: Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee, or any successor owner trustee under the Declaration of Trust.

“ABLT Sale and Contribution Agreement”: with respect to any Series, the ABLT Sale and Contribution Agreement dated as of the related Series Closing Date, between Ally Bank and ABLT, among others, pursuant to which the related ABLT Lease Assets are sold by Ally Bank to ABLT, including the ACOLT ABF Sale and Contribution Agreement, dated as of March 30, 2011, as amended, among Ally Bank, the ABLT Owner Trustee (as successor to the ACOLT Owner Trustee pursuant to the Assignment and Assumption Agreement), and ABLT (as successor to ACOLT pursuant to the Assignment and Assumption Agreement).

“ABLT Secured Note”: with respect to any Series, any secured note issued by ABLT pursuant to the ABLT Indenture related to such Series.

“ABLT Secured Noteholder”: with respect to any ABLT Secured Note of any Series and any date of determination, the Person in whose name such ABLT Secured Note is registered in the ABLT Secured Note Register related to such Series on such date.

“ABLT Servicing Agreement”: with respect to each Series and the related ABLT Lease Assets, the ABLT Servicing Agreement, dated as of the related Series Closing Date, among ABLT, the Servicer and the indenture trustee for such Series of ABLT Secured Notes, as the same may be amended, supplemented or otherwise modified from time to time, including the ACOLT ABF Servicing Agreement, dated as of March 30, 2011, as amended, among ABLT (as successor to the ACOLT pursuant to the Assignment and Assumption Agreement), the Servicer and Citibank, N.A., as indenture trustee.

“ACOL LLC”: Ally Central Originating Lease LLC, a Delaware limited liability company, or any successor thereto.

“ACOLT”: Ally Central Originating Lease Trust, a Delaware statutory trust.

“ACOLT Owner Trustee”: Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee, or any successor owner trustee under the Declaration of Trust, dated April 7, 2010, with respect to ACOLT.

“Affiliate”: with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, a specified Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such specified Person, whether by contract or otherwise.

“Allocation Notice”: with respect to any Series, an Allocation Notice pursuant to which the Residual Certificateholder directs the ABLT Owner Trustee to identify and allocate or cause to be identified and allocated the ABLT Lease Assets identified therein to the related Series and Series Portfolio.

“Ally Bank”: Ally Bank, a Utah-chartered bank, or any successor thereto.

“Ally Financial”: Ally Financial Inc., a Delaware corporation, or any successor or assigns thereto.

“Assignment and Assumption Agreement”: the Assignment, Assumption, Recognition and Amendment Agreement, dated as of March 10, 2014, among ACOLT, ABLT, ACOL LLC, the Citibank, N.A., as indenture trustee, Ally Financial, Ally Bank, the J.PMorgan Chase Bank, N.A., as administrative agent, and VAULT, pursuant to which, among other things, the rights and obligations pursuant to certain agreements were assigned by ACOLT to ABLT, as the same may be amended, supplemented or otherwise modified from time to time.

“Basic Documents”: the Declaration of Trust, the Certificate of Trust, the VAULT Trust Agreement, the ABLT Designation, any Transfer Direction, any Allocation Notice, the Residual Certificate and all other agreements entered into by or in connection with ABLT, excluding any agreements entered into solely with respect to a particular Series.

“Benefit Plan”: set forth in Section 4.2(b) of the Declaration.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware or New York, New York are authorized or required by law to close.

“Certificate of Trust”: the Certificate of Trust pursuant to which ABLT was established on December 20, 2013, substantially in the form attached as Exhibit A to the Declaration of Trust, as the same may be amended and restated from time to time.

“Certificate Register”: the register of Certificates and Certificateholders specified in Section 4.2 of the Declaration of Trust.

“Certificate Registrar”: the registrar at any time of the Certificate Register, appointed pursuant to Section 4.2(a) of the Declaration of Trust.

“Certificateholder”: a Person in whose name a Certificate is registered from time to time pursuant to the terms of the Declaration of Trust.

“Certificates”: the certificates of equity beneficial interest in ABLT, including Residual Certificates and Series Certificates.

“Chrysler”: Chrysler Group, LLC, a Delaware limited liability company, or any successor thereto.

“Code”: the Internal Revenue Code of 1986 as amended, and the Treasury Regulations promulgated thereunder.

“Corporate Trust Office”: with respect to the ABLT Owner Trustee, the principal office at which at any particular time the corporate trust business of the ABLT Owner Trustee is administered, which office is initially located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

“DBRS”: DBRS, Inc. or any successor thereto.

“Dealer”: any Person that is a franchised dealer of General Motors, Chrysler, or another manufacturer of motor vehicles (or an Affiliate of a franchised dealer of General Motors, Chrysler, or another manufacturer of motor vehicles) in each case, that participates in a leasing program with Ally Financial, Ally Bank or another beneficiary of VAULT.

“Declaration of Trust” or “Declaration”: the Declaration of Trust by Deutsche Bank Trust Company Delaware, as ABLT Owner Trustee, dated as of March 10, 2014, acknowledged, accepted and agreed to by ACOL LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Definitive Certificates”: as set forth in Section 4.1 of the Declaration.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended.

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“General Motors”: General Motors LLC, a Delaware limited liability company, or any successor thereto.

“Governmental Authority”: any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“IRS”: the Internal Revenue Service, or any successor thereto.

“Lien”: any security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Opinion of Counsel”: a written opinion of legal counsel who may be an employee of the Servicer or its Affiliate.

“Owner Trust Estate”: all right, title and interest of ABLT in, to and under the ABLT Lease Assets from time to time and all other property of ABLT from time to time, including all rights, interests and claims of ABLT under or in connection with any Basic Documents.

“Person”: an individual, partnership, corporation, business or statutory trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Program Leases”: automobile and light truck leases sold, assigned, transferred or conveyed to ABLT, including all other agreements related thereto and all rights and obligations thereunder.

“Rated Notes”: with respect to each Series of ABLT Secured Notes, each class of notes secured by an interest in such Series of ABLT Secured Notes, which has been rated by a Rating Agency at the request of the Servicer.

“Rating Agency”: with respect to any Series of ABLT Secured Notes, any or all of DBRS, Fitch, Moody’s, S&P or any other nationally recognized statistical rating organization selected by the Servicer to rate the ABLT Secured Notes of such Series (or if such Series of ABLT Secured Notes are not rated, any Rated Notes secured by such Series of ABLT Secured Notes), as specified in the related ABLT Indenture.

“Rating Agency Condition”: with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade or withdraw its rating assigned to any of the ABLT Secured Notes or (b) that such Rating Agency shall have been given notice of such event at least ten days prior to the occurrence of such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause such Rating Agency to downgrade or withdraw its rating assigned to any of the ABLT Secured Notes.

“Record Date”: the close of business on the last Business Day of each calendar month.

“Residual Certificate”: as set forth in Section 3.1(b) of the Declaration.

“Residual Certificateholder”: ACOL LLC or its successors and assigns in such capacity.

“Residual Servicing Agreement”: the Residual Servicing Agreement, dated as of March 10, 2014, between Ally Financial, as Servicer, and ABLT, a form of which is attached as Exhibit C to the Declaration of Trust, as the same may be amended, supplemented or otherwise modified from time to time.

“Residual Interest”: as set forth in Section 3.1(a) of the Declaration.

“Residual Trust Assets”: as set forth in Section 3.1(a) of the Declaration.

“Responsible Officer”: when used with respect to the ABLT Owner Trustee, any officer of Deutsche Bank Trust Company Americas or Deutsche Bank National Trust Company acting under a valid power of attorney from the ABLT Owner Trustee, or any officer within the Corporate Trust Office of the ABLT Owner Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer of the ABLT Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for administration of this transaction and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, or any successor thereto.

“Sales Proceeds”: with respect to any Series of Secured Notes and the related Lease Assets included in the related Series Portfolio, as set forth in the applicable Series Basic Document Agreement.

“Securities Act”: the Securities Act of 1933, as amended.

“Securitization”: (i) financing transactions of any sort undertaken by the Residual Certificateholder or an Affiliate thereof or a Special Purpose Entity secured, directly or indirectly, by Trust Assets, by the Residual Interest or by any Series or any interest therein (including any financing undertaken in connection with the issuance and assignment of a Series and related Series Certificates), (ii) any sale by the Residual Certificateholder or an Affiliate thereof or a Special Purpose Entity of any interest in one or more Series, or (iii) any other asset securitization, sale-leaseback, secured loan or similar transaction involving Trust Assets or any equity beneficial interest therein or in ABLT.

“Securitization Parties”: those Persons party to a Securitization.

“Series”: each separate series of equity beneficial interests in ABLT created by a Series Supplement to which ABLT Lease Assets are intended to be allocated, the ABLT Lease Assets allocated thereto or the ABLT Secured Notes related thereto, as the context requires.

“Series Basic Documents”: with respect to any Series, the ABLT Sale and Contribution Agreement, the ABLT Servicing Agreement, ABLT Indenture, the related ABLT Secured Notes, the related Series Certificate, and any other agreements or documents entered into by ABLT with respect to such Series or the sale, transfer, pledge or Securitization of the related Series Portfolio.

“Series Closing Date”: with respect to any Series, the date of the related Series Supplement, unless otherwise set forth in the related ABLT Servicing Agreement.

“Series Certificate”: a Certificate created and issued from time to time under a Series Supplement representing a separate series of equity beneficial interests in the ABLT Lease Assets allocated to such Series of ABLT.

“Series Certificateholder”: with respect to each Series, the holder of the related Series Certificate.

“Series Portfolio”: has the meaning set forth in Section 3.2(a) of the Declaration.

“Series Supplement”: each of the supplements to the Declaration of Trust entered into from time to time by the Residual Certificateholder and the ABLT Owner Trustee for the purpose of issuing Series Certificates.

“Servicer”: Ally Financial, as servicer under the Servicing Agreement, or any successor servicer under the Servicing Agreement.

“Servicing Agreement”: (x) with respect to any Series Portfolio and Series of ABLT Secured Notes, the ABLT Servicing Agreement related to such Series, as the same may be amended, supplemented or otherwise modified from time to time, and (y) with respect to the Residual Certificates and the Residual Trust Assets, the Residual Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Special Purpose Entity”: any special purpose corporation, partnership, limited partnership, trust, statutory trust, limited liability company or other entity created for one or more Securitizations.

“Stated Residual Value”: with respect to any Series of ABLT Secured Notes and the ABLT Lease Assets included in the related Series Portfolio, as set forth in Exhibit A to the related ABLT Servicing Agreement.

“Statutory Trust Act”: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Supplemental Dealer Agreement”: a Supplemental Dealer Agreement entered into between Ally Financial or Ally Bank and a Dealer, as the same may be amended, supplemented or otherwise modified from time to time.

“Transfer Direction”: with respect to any Series, a Transfer Direction pursuant to which Ally Bank instructs the VAULT Trustee to hold legal title to the Vehicles related to the ABLT Lease Assets included in the related Series Portfolio as nominee for the benefit of ABLT.

“Trust Assets”: those assets comprising the Owner Trust Estate.

“VAULT”: Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Act pursuant to the VAULT Trust Agreement.

“VAULT Trust Agreement”: the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between Ally Financial (as successor to GMAC, Inc.), as Servicer and Initial Trust Beneficiary, and the VAULT Trustee, and each Trust Beneficiary from time to time made a party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“VAULT Trustee”: BNY Mellon Trust of Delaware not in its individual capacity but solely as trustee of VAULT under the VAULT Trust Agreement.

“Vehicle”: an automobile or light truck that is or has been leased under a Program Lease and that is or will be titled in the name of VAULT and with respect to which ABLT or Ally Bank is the trust beneficiary.

PART II - RULES OF CONSTRUCTION

(a)	Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(b)	“Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(c)	Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(d)	Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

PART III — NOTICE ADDRESSES AND PROCEDURES

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with Ally Bank, Ally Financial, ACOL LLC, the Trust, VAULT, the ABLT Owner Trustee or the VAULT Trustee shall be in writing, personally delivered, sent by facsimile or email, with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a)	in the case of ACOL LLC, at the following address:

200 Renaissance Center

10th Floor, MC: 482-B10-A68

Detroit, MI 48265,

With a copy to:

Structured Finance Executive

Ally Financial Inc.

200 Renaissance Center

10th Floor, MC: 482-B10-A68

Detroit, MI 48265

Fax: (313) 879-5381

Email: ryan.farris@ally.com

(b)	in the case of the Servicer, Custodian or Administrator at the following address:

Structured Finance Executive

Ally Financial Inc.

200 Renaissance Center

10th Floor, MC: 482-B10-A68

Detroit, MI 48265

Fax: (313) 879-5381

Email: ryan.farris@ally.com

(c)	in the case of the Trust or the ABLT Owner Trustee, to the ABLT Owner Trustee at its Corporate Trust Office, as set forth below:

Deutsche Bank Trust Company Delaware

1011 Centre Road

Suite 200

Wilmington, DE 19805-1266,

Fax: (302) 636-3399

Email: elizabeth.b.ferry@db.com

with a copy to:

Deutsche Bank Trust Company Americas,

Attention: Corporate Trust & Agency Group– Structured Finance Services

60 Wall Street

26th floor

Mail Stop: NYC60-2606

New York, NY 10005

Phone (212) 250-2946

Fax (212) 553-2462

Email:

(d)	in the case of VAULT or the VAULT Trustee, at its Trust Office as set forth below:

BNY Mellon Trust of Delaware

Bellevue Corporate Park

301 Bellevue Parkway, 3rd Floor

Wilmington, DE 19809

Phone (302) 283-8905

Fax: (302) 453-4400

Email: kgullo@bnymellon.com

(e)	in the case of Ally Bank, at the following address:

Ally Bank

6985 Union Park Center, Suite 435

Midvale, UT 84047

Fax: (801) 790-5062

Email:tom.houghton@ally.com

(f)	in the case of a Certificateholder, at the address of such Certificateholder as shown in the Certificate Register;

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Where any Basic Document provides for notice to ABLT Secured Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by first class mail or sent by overnight courier, and shall be deemed to have been duly given upon receipt, to each ABLT Secured Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the ABLT Secured Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to ABLT Secured Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular ABLT Secured Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other ABLT Secured Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.